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                                                                            , 19


AIG Liquidity Corp.
100 Nyala Farm
Westport, Connecticut 06880

Dear Sirs:


     We refer to the Standby Bond Purchase Agreement, dated               , 19
(the "Agreement"), between you and                (the "Issuer") relating to
$          aggregate principal amount of the Issuer's securities (the "Bonds").
In connection with your obligations under the Agreement to purchase tendered Bonds, American International Group, Inc. ("AIG") hereby agrees to provide or cause to be provided, by means of capital contributions, purchases of assets, loans or otherwise, funds to the extent necessary to enable you to meet your obligations under the Agreement (other than obligations to us or obligations satisfied by payments by us pursuant to our guarantee of your obligations under the Agreement).



     This letter is solely for the benefit of and enforceable by you and AIG.


                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By:

                                          By: